Exhibit 99.1

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated February 14, 2008 with respect to the shares of Common Stock of LJ International Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 14, 2008

RAMIUS SECURITIES, L.L.C.		RAMIUS ADVISORS, LLC

By:	Ramius Capital Group, L.L.C.,	By:	Ramius Capital Group, L.L.C.,
	its sole member		its sole member
By:	C4S & Co., L.L.C.,	By:	C4S & Co., L.L.C.,
	as managing member		as managing member

RCG BALDWIN, L.P.		RCG CRIMSON PARTNERS, L.P.

By:,	Ramius Advisors, LLC	By:	Ramius Capital Group, L.L.C.,
	its general partner		its general partner
By:	Ramius Capital Group, L.L.C.,	By:	C4S & Co., L.L.C.,
	its sole member		as managing member
By:	C4S & Co., L.L.C.,
as managing member

PORTSIDE GROWTH AND		RAMIUS CAPITAL GROUP, L.L.C.
OPPORTUNITY FUND
		By:	C4S & Co., L.L.C.,
By:	Ramius Capital Group, L.L.C.,		as managing member
its investment manager

By:	C4S & Co., L.L.C.,	C4S & CO., L.L.C.
as managing member

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in- fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss